Exhibit 99.1

SemGroup Energy Partners, L.P. Announces Filing of Registration Statement

Tulsa, Okla. – January 18, 2008 /BUSINESS WIRE/ –

SemGroup Energy Partners, L.P. (NASDAQ: SGLP) today announced that it has filed with the Securities and Exchange Commission a registration statement for an underwritten public offering of 6,000,000 of its common units representing limited partner interests. The net proceeds from this offering will be used to partially fund the previously announced acquisition of 46 U.S. liquid asphalt cement and residual fuel oil terminalling and storage facilities with an aggregate shell capacity of approximately 6.6 million barrels from SemMaterials, L.P., which is a subsidiary of privately owned SemGroup, L.P. (“SemGroup”). The underwriters will be granted a 30-day over-allotment option to purchase up to 900,000 additional common units.

Upon conclusion of the offering, the public will own approximately 60.6% of the outstanding equity of SemGroup Energy Partners, or approximately 61.6% if the underwriters exercise their over-allotment option in full. SemGroup will indirectly own the remaining equity interests in SemGroup Energy Partners.

Citigroup Global Markets Inc. will act as the bookrunning manager of the offering. This offering of common units will be made only by means of a prospectus. A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, when available, may be obtained from the offices of Citigroup Global Markets Inc., Brooklyn Army Terminal, Attn: Prospectus Delivery Department, 140 58th Street, Brooklyn, New York 11220, phone: 718-765- 6732.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release does not constitute an offer to sell and is not a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities law in any such jurisdiction. The offering may be made only by means of a prospectus.

About SemGroup Energy Partners, L.P.

SemGroup Energy Partners owns and operates a diversified portfolio of complementary midstream energy assets. SemGroup Energy Partners provides crude oil gathering and transportation and terminalling and storage services primarily in its core operating areas in Oklahoma, Kansas and Texas. A subsidiary of SemGroup is the general partner of SemGroup Energy Partners. SemGroup Energy Partners owns and operates crude oil terminalling and storage facilities with approximately 6.7 million barrels of storage capacity, including approximately 4.8 million barrels of storage capacity located at the Cushing Interchange, two pipeline systems consisting of approximately 1,150 miles of pipeline, and tanker trucks used to gather oil at remote wellhead locations generally not covered by pipeline and gathering systems. The partnership is based in Tulsa, Oklahoma. For more information, visit the Partnership’s Web site www.SGLP.com.

Forward-Looking Statements

Statements about the proposed offering are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the Partnership’s control, and a variety of risks that could cause results to differ materially from those expected by management of SemGroup or SemGroup Energy Partners. SemGroup Energy Partners undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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SGLP Investor Relations Contact:

Brian Cropper

Toll Free Phone: 866.490.SGLP (7457)

Phone: 918.524.SGLP (7457)

Email: investor@semgroupenergypartners.com

SemGroup Media Contact:

Susan Dornblaser

Phone: 918.524.8365

Email: sdornblaser@semgrouplp.com